Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB2, under the caption "Experts", the reference to our report dated March 31, 2004 with respect to the Consolidated Financial Statements of Kaire Holdings, Incorporated (the “Company”), for the years ended December 31, 2003 and 2002.

/s/ Pohl, McNabola, Berg & Company LLP
Pohl, McNabola, Berg & Company LLP
      June 21, 2004
      San Francisco, California